Exhibit 10.13

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION

HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS (1) NOT MATERIAL AND (2)

THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Working Capital Loan Contract

(Model Form)

No.: X.Y.E.L.D. Zi 2104 No. Z004

Lender: Industrial Bank Co., Ltd. Wuhan Branch

Domicile: 108 Zhongbei Road, Wuchang District

Legal Representative/Person in Charge: Liu Bingwen

Borrower: Hubei ECARX Technology Co., Ltd.

Domicile: Building 7B (QDXX-F7B), Tusincere Pioneering Park, Nantaizi Lake Innovation Valley, Wuhan Economic and Technological Development Zone

Legal Representative/Person in Charge: Shen Ziyu

Place of Execution of Contract: ___ District/County, ___ City

Important Notes for Signing

In order to protect your rights and interests, please carefully read, inspect and verify the following matters before you sign this Contract:

I. You have the right to sign this Contract. If it is necessary to obtain the consent of others according to the law, you shall have received full authorization;

II. You have carefully read and fully understood the provisions hereof, and have paid special attention to the content that has a major interest in you, such as the assumption of responsibilities, the exemption or reduction of the responsibilities of Industrial Bank, and the content in bold font;

III. You and the Company have fully understood the meaning of the provisions hereof and the corresponding legal consequences, and are willing to accept these agreed provisions;

IV. This Contract provided by Industrial Bank is only a model form, there are blank lines after the relevant provisions hereof, and “supplementary provisions” are added at the end of this Contract for all parties to modify, supplement or delete this Contract;

V. If you still have questions about this Contract, please call Industrial Bank for consultation in time;

VI. If you find that this Contract and the business charges hereunder are in violation of laws and regulations, please call Industrial Bank’s complaint hotline to complain about illegal charges. Tel.: 95561.

The Lender has reviewed the application by the Borrower and agreed to grant the Borrower a working capital loan. In order to ascertain the rights and obligations of both parties and stick to the principle of good faith, in accordance with the relevant laws and regulations of the People’s Republic of China, both parties hereby agree to enter into and abide by this Contract after negotiating with each other on an equal footing.

The Lender and the Borrower confirm that the loan hereunder is under the following condition (2):

(1) This Contract is a sub-contract of the Limit Credit Contract (which is the general contract) signed by the Lender and the Borrower on _/__month _/__day, _/__year, No._/_, and the amount of the loan is included in the credit line under the Limit Credit Contract. Of which, the amount of foreign currency loan shall be converted into RMB and included in the credit line according to the intermediate price announced by the Lender on the date of execution of this Contract.

(2) This Contract is an independent legal text signed by the Lender and the Borrower.

Article 1 Definition and Interpretation

Unless otherwise agreed in writing by both parties, the following terms in this Contract shall be defined and interpreted as follows:

I. The “working capital loan” refers to the standard money loan and foreign currency loan applied for by the Borrower to the Lender, which are used for the Borrower’s routine production, operation and turnover.

II. The “creditor’s right”, also known as the principal creditor’s right, refers to the claims (including principal, interest, penalty interest, compound interest, liquidated damages, damages, the cost of the creditor to realize the creditor’s right, etc.) formed by the financing provided to the Borrower under this Contract, after being applied for by the Borrower (debtor) to the Lender (creditor) and being reviewed and approved by the Lender. The creditor’s rights against the Borrower owned by the Lender hereunder correspond to the Borrower’s debts to the Lender hereunder.

The “cost of the creditor to realize the creditor’s right” refers to the litigation (arbitration) fees, attorney fees, traveling expenses, execution fees, preservation fees and other costs paid by the Lender when realizing its creditor’s right by means of litigation, arbitration, applying to notary authorities for enforcement certificates, etc.

III. The following terms in Article 5 of this Contract are defined and interpreted as follows:

The “fixed interest rate” refers to the interest rate that remains unchanged during the loan period. Taking loans in installments as an example, the fixed interest rate means that the interest rate remains unchanged between the actual extension date of each installment and the maturity date of the loan herein.

The “floating interest rate” refers to the interest rate that changes according to the period and range agreed by the Borrower and the Lender during the loan period.

The “floating period” refers to the frequency of changes in the lending rate agreed by the Borrower and the Lender. During a floating period, the lending rate shall be calculated and determined based on the pricing benchmark interest rate and according to the pricing method agreed herein, and the lending rate shall remain unchanged during the floating period: when a floating period expires and the next floating period is entered, the lending rate shall be calculated and determined based on the pricing benchmark interest rate of the new floating period and according to the pricing method agreed herein, and the lending rate shall remain unchanged during the floating period.

The “pricing benchmark interest rate” refers to the interest rate standard used to determine the lending rate hereof, including but not limited to the quoted interest rates announced by China or relevant countries, regions, and markets, such as LPR, SHIBOR, LIBOR, HIBOR, SIBOR, and the RMB Benchmark Deposit Interest Rates of the People’s Bank of China (“PBC”).

The “LPR” refers to the Loan Prime Rate (LPR) calculated and quoted by the National Interbank Funding Center authorized by the People’s Bank of China. According to the usual practices of the banking industry, both parties agree to determine the pricing benchmark interest rate rules hereunder as the LPR on T-1 day, of which “T” is the day when the lending rate is determined, and “T-1” is the working day before that day.

The “SHIBOR” refers to the Shanghai Inter-bank Offered Rate quoted by the National Interbank Funding Center, which is applicable on that day.

The “LIBOR” refers to the London Inter-Bank Offer Rate in USD, EUR, JAP, etc. According to the usual practices of the banking industry, both parties agree to determine the pricing benchmark interest rate rules hereunder as the LIBOR on T-2 day, of which “T” is the day when the lending rate is determined, and “T-2” is two working days before that day.

The “HIBOR” refers to the HKD Inter-bank Borrowing Offered Rate in the Hong Kong financial market. According to the usual practices of the banking industry, both parties agree to determine the pricing benchmark interest rate rules hereunder as the HIBOR on T-2 day, of which “T” is the day when the lending rate is determined, and “T-2” is two working days before that day.

The “SIBOR” refers to the Singapore Inter-bank Borrowing Offered Rate, only applicable to SGD. According to the usual practices of the banking industry, both parties agree to determine the pricing benchmark interest rate rules hereunder as the SIBOR on T-2 day, of which “T” is the day when the lending rate is determined, and “T-2” is two working days before that day.

The “RMB Benchmark Deposit Interest Rates of PBC” refer to the RMB Benchmark Deposit Interest Rates quoted by the People’s Bank of China, which are applicable on that day.

Among the above, the currencies and specific values of “LPR”, “SHIBOR”, “LIBOR”, “HIBOR”, “SIBOR” and “RMB Benchmark Deposit Interest Rates of PBC” determined based on the applicable pricing benchmark interest rate rules hereunder shall be subject to the query results of the core system in Industrial Bank. The date when the lending rate is determined can be the date when the loan is actually issued, the date when this Contract is signed, or the date when the price is reset.

The “lending rate” refers to the interest rate for the execution of this Contract formed by adding and subtracting points upon consent from both parties, based on the pricing benchmark interest rate on that day when the lending rate hereof is determined, and in accordance with the pricing formula of the lending rate hereof.

IV. The “material transactions” as agreed in Article 13 of this Contract refer to (including but not limited to): any determined or potential transactions that will seriously affect the basic structure, changes in shareholders, contingent liabilities, cash flow, profitability, core trade secrets, core competitiveness, important assets, significant claims and debts, solvency, and capabilities to perform this Contract of the Borrower’s company, or other transactions that the Lender and/or Borrower consider(s) to be material transactions.

V. The “material events” agreed in Article 13 of this Contract refer to (including but not limited to): any determined or potential events that will seriously affect the capabilities of the senior management to perform their duties, employment and dismissal of employees engaged in core business, core trade secrets, core competitiveness, basic structure, changes in shareholders, contingent liabilities, renewing, legality of business, stability, development, profitability, solvency, and capabilities to perform this Contract of the Borrower’s company, and other events that the Lender and/or Borrower consider(s) to be material events.

VI. The “working day(s)” in this Contract refer(s) to the business days of the Lender bank. During the performance of this Contract, if a withdrawal or repayment day is a non-business day, it shall be postponed to the next business day.

Article 2 Amount of Loan

The Lender agrees to grant the Borrower a loan (currency) of RMB Three Hundred Million Only

(amount in words).

Article 3 Purpose of Loan

This loan is used for daily operating turnover, and the Borrower shall not use the loan for other purposes without the written consent of the Lender.

Article 4 Term of Loan

I. The term of the loan is 12 months, from April 28, 2021 to April 27, 2022.

II. The extension date of the one-time loan shall be subject to the actual extension date recorded in the loan certificate of indebtedness and loan voucher. If the actual extension date is later than the loan extension date recorded in the preceding paragraph, the loan maturity date shall be postponed accordingly.

III. The loan installment plan is as follows:

/ month / day, / year/million; / month / day, / year/RMB80 million;

/ month / day, / year/million; /month /day, / year/ / million:

/ month / day, / year/million; /month /day, / year/ / million:

/ month / day, / year/million; /month /day, / year/ / million:

/ month / day, / year/million; /month /day, / year/ / million:

The Borrower shall apply to the Lender to process the withdrawal procedures three working days before the withdrawal date of each installment or other time as required by the Lender in writing.

If the Borrower fails to withdraw the loan according to the above-agreed installment term and amount, the Lender has the right to require the Borrower to pay _/10,000 of the loan amount that shall be withdrawn in that installment as liquidated damages. If the Borrower is a small- or micro-sized enterprise as defined by the regulations and policies in China, the liquidated damages will not be charged.

IV. The Lender shall pay the loan capital in accordance with the provisions in Article 7 of this Contract under the conditions precedent for withdrawal agreed in Article 6.

V. The Lender has the right to appropriately adjust the loan installment plan based on whether the loan complies with the relevant laws, regulations and policies, the conditions precedent for withdrawal agreed herein, the conditions for payment of the loan capital, the time for execution of the guarantee contract and processing of the guarantee procedures corresponding to this Contract, and other factors deemed necessary by the Lender.

VI. If the loan is installments, the date of each extension shall be based on the actual extension date recorded in the loan certificate of indebtedness and loan voucher, and the same maturity date shall be implemented, which means that the same maturity date of the loan issued for each installment shall be based on the loan maturity date determined by the loan certificate of indebtedness or loan voucher of the first loan.

VII. If the Lender collects the loan in advance according to the circumstances agreed herein, the maturity date of the loan shall be considered to have been correspondingly advanced.

Article 5 Lending Rate and Interest Accrual & Settlement

I. Lending rate

(i) The pricing benchmark interest rate shall follow the following agreement (1):

(1) One-year term grade LPR.

(2) _/__ term grade SHIBOR.

(3) _/__ term grade LIBOR

(4) / term grade HIBOR.

(5) / term grade SIBOR.

(6) / term grade RMB Benchmark Deposit Interest Rates of PBC.

Among the above, LPR shall be selected as the pricing benchmark interest rate for RMB fixed interest rate loan.

(ii) Pricing formula of lending rate: lending rate = pricing benchmark interest rate + / % or -0.25%.

(iii) The lending rate (which refers to the annualized interest rate, the same below) shall follow the following agreement (1):

(1) Fixed interest rate. The interest rate is determined in accordance with the following method A:

A. The lending rate is determined based on the pricing benchmark interest rate and pricing formula on the actual extension date, and the interest rate remains unchanged between the actual extension date of each installment and the maturity date of the loan herein.

B. According to the pricing benchmark interest rate and pricing formula on the signing date of this Contract, the fixed interest rate of the loan is / % (annualized interest rate). If the pricing benchmark interest rate is adjusted on the actual extension date, the plus or minus point value in the pricing formula will be adjusted accordingly, and the annualized interest rate above-agreed herein remains unchanged.

(2) Floating interest rate. The lending rate is determined according to the pricing benchmark interest rate and pricing formula on the actual extension date and repricing date, and the interest is calculated in stages. The repricing date is executed in accordance with the following method / :

A. The floating period is _/_ (month/quarter/half year/year/other periods), the corresponding day of each full period from the actual extension date is the contractual repricing date. If there is no corresponding day in that month, the last day of the month shall be the corresponding day.

B. _/__________.

During the loan period, unless otherwise agreed herein, if the lending rate is adjusted according to this Contract, the Borrower will no longer be notified.

(3) Other interest rate methods: _/__.

(iv) The determination date of the pricing benchmark interest rate corresponding to the loans used hereunder shall be the actual extension date (or repricing date, if any) of each loan.

(v) For the loans issued hereunder, if the pricing benchmark interest rate is cancelled in China or relevant countries/regions, or the market no longer announces the pricing benchmark interest rate, or it is required by the regulatory authorities, the Lender has the right to notify the Borrower after re-determining the lending rate based on the interest rate policies in China or relevant countries/regions, in accordance with the principle of fairness and integrity, and with reference to industry practices, interest rate status and other factors. For any objection, the Borrower shall negotiate with the Lender. If the negotiation fails within five working days from the date when the Lender issues the notice, the Lender has the right to collect the loan in advance, and the Borrower shall immediately repay the remaining principal and interest of the loan. If it is required by the Lender or the national or regulatory policies that the Borrower shoulder sign a supplementary agreement on relevant matters at that time, the Borrower shall cooperate.

II. Repayment method of the interest of the loan

(i) Calculation of the interest of the loan. The interest of the principal of standard money loan and foreign currency loan will begin to be calculated from the date when the Lender transfers it to the Borrower’s account agreed herein. The accrued interest of the loan per diem = the balance of the loan on that day × the interest rate per diem. The conversion of interest rate per diem and annual interest rate shall be executed in accordance with the regulations of the People’s Bank of China and international usual practices.

(ii) The repayment method of the interest of the loan shall be executed in accordance with the following agreement (2):

(1) The interest payment date of the loan agreed herein is the 21st of each / (month/end month of quarter/end month of half year/end month of year/other periods). The Borrower shall pay the Lender the current interest of the loan on the interest payment date. The remaining principal and interest shall be settled on the loan maturity date.

(2) The interest payment date of each installment is the corresponding day of each full quarter (month/quarter/half year/year/other periods) from the actual extension date (if there is no corresponding day in that month, the last day of the month shall be the corresponding day). The Borrower shall pay the Lender the current interest of the loan on the interest payment date. The remaining principal and interest shall be settled on the loan maturity date.

(3) The first interest payment date is _/_month _/_day, _/_year, and the interest payment date of each installment is the corresponding day of each full / (month/quarter/half year/year/other periods) from the first interest payment date (if there is no corresponding day in that month, the last day of the month shall be the corresponding day). The Borrower shall pay the Lender the current interest of the loan on the interest payment date. The remaining principal and interest shall be settled on the loan maturity date.

(4) Other repayment methods:___/______ ..

III. Penalty interest and compound interest

(i) If the Borrower fails to use the loan for the purposes agreed herein, the Lender has the right to accrue and settle penalty interest on the misappropriated loan from the date of misappropriation, and the penalty interest rate shall be 200% of the lending rate; if the Borrower fails to repay the loan on time and has not reached an agreement with the Lender on the overdue matters, which means that the loan is overdue, the Lender has the right to accrue and settle penalty interest on the overdue loan from the overdue date, and the penalty interest rate shall be 150% of the lending rate; for the interest not paid on time (including interest, misappropriation penalty interest and overdue penalty interest before and after the loan maturity date), the Lender has the right to accrue and settle compound interest at the overdue penalty interest rate of the loan agreed herein. If the same loan is both overdue and not used for the purposes agreed herein, the penalty interest rate shall be calculated according to the higher one.

(ii) If the lending rate adopts a fixed interest rate, the penalty interest rate shall also be a fixed interest rate; if the lending rate adopts a floating interest rate, the penalty interest rate shall also be a floating interest rate, the floating period of which shall be consistent with the floating period of the lending rate.

(iii) The accrual and settlement method of penalty interest and compound interest shall be executed in accordance with the repayment method of the interest of the loan agreed herein.

Article 6 Conditions Precedent for Withdrawal

I. The Borrower may apply to the Lender for the extension of the loan hereunder only after meeting the following conditions precedent for withdrawal as required by the Lender:

(i) The Borrower has delivered the following documents to the Lender, which remain unchanged and valid, or the Borrower has made satisfying explanations to the Lender for any changes thereof:

1. The loan application, the main contents of which include but are not limited to: the loan project’s name, amount, purposes, term, repayment plan, and repayment sources;

2. The Borrower’s legal and valid business license, articles of association, loan card and password/credit code, legal representative registered with the administration department for industry and commerce and members of the board of directors and main persons in charge, list of main persons in charge of finance and signature samples, valid identification documents of legal representative or its authorized representative, and other corporate documents that the Lender deems necessary;

3. The true, legal and effective resolution of the board of directors or shareholders’ meeting to apply to the Lender for the loan hereunder and to define the purposes of the loan, as well as to accept various loan requirements of the Lender, which has been voted through by the quorum of directors or shareholders at the meeting convened by the Borrower according to legal procedures, or other documents deemed necessary by the Lender;

4. The annual reports for the past three years (with audit reports and notes) recognized by the Lender, financial statements for the latest period and the same period of the previous year. For the Borrower that has been established for less than three years, the annual reports since its establishment shall be submitted:

5. Information about related enterprises;

6. Relevant contracts, vouchers or information, such as procurement contracts, order contracts, and debt certificates, shall be provided to apply for a temporary working capital loan;

7. If a mortgage/pledge guarantee is to be adopted, the ownership certificates and value assessment reports of the mortgage/pledge collaterals shall be provided, the mortgage/pledge registration procedures that shall be processed in accordance with the requirements of relevant laws and regulations have been properly processed, and the originals of relevant ownership certificates and registration certificates have been handed over to the Lender for storage as required by the Lender; if a third-party guarantee is to be adopted, relevant guarantee documents shall be provided in accordance with the requirements of above-mentioned item 2 to 4, and the guarantee contract has come into effect; the above-mentioned guarantee shall continue to be valid;

8. If the insurance for the mortgaged/pledged collaterals needs to be processed as required by the Lender, the insurance procedures with the Lender as the first beneficiary have been completed and the original insurance policy has been handed over to the Lender for storage; and the insurance shall continue to be valid; for mortgaged/pledged collaterals provided by the Borrower, the Borrower hereby assigns the right to claim insurance benefits due to the occurrence of insured events to the Lender;

9. Enterprises in special industries must provide production and operation licenses for special industries or enterprise qualification certificates issued by the competent authorization departments;

10. If any party to this Contract requires notarization and other procedures, the relevant notarization procedures have been completed;

11. The Borrower has opened an account in the Lender as required by the Lender, and voluntarily accepts the Lender’s supervision on credit, payment and settlement;

12. In order to apply for a foreign exchange project loan, the Borrower must provide valid foreign exchange loan purpose certificates and approval documents issued by relevant departments, and comply with the relevant foreign exchange management policies;

13. The value added tax, business tax and income tax returns required by the Lender;

14. Other documents, statements, and vouchers required by the Lender.

(ii) The Borrower has been established in accordance with the law, with legal and compliant production and operation, and the capabilities of continuous operation, as well as legal repayment sources;

(iii) The purpose of the loan is clear, legal and compliant;

(iv) The statements and commitments made by the Borrower in Article 11 hereof are continuously true and valid: no default events or potential default events have occurred on or before the applied extension date;

(v) The Borrower has completed the certificate of indebtedness or loan voucher related to the loan. The certificate of indebtedness or loan voucher is a part of this Contract, with the same legal effect as this Contract. If the loan amount, loan period, and lending rate hereunder are inconsistent with the records in the certificate of indebtedness or loan voucher, such records shall prevail;

(vi) The Borrower has good credit status, with no major bad records; if the Borrower is a new legal person, its controlling shareholder shall have good credit status, with no major bad records:

(vii) Other conditions precedent for withdrawal required by the Lender.

II. The Lender’s performance of the obligations hereunder is premised on the conditions precedent for withdrawal agreed in this Article being met. The Lender has the right to unilaterally decide to lower or waive part of the conditions precedent for withdrawal, and the Borrower or the Guarantor shall not use that condition as a defense against the Lender.

III. The Lender has the right to appropriately adjust the extension of the loan according to factors, such as whether the financing project complies with the provisions of relevant laws, regulations, and policies and the conditions precedent for withdrawal required by the Lender, the execution of the guarantee contract corresponding to this Contract, and the time for the processing of guarantee procedures.

IV. The Borrower hereby agrees: after the execution of this Contract, if any withdrawal by the Borrower fails to meet the conditions precedent for withdrawal or the payment conditions of the loan capital agreed herein, the Lender has the right to stop extension, stop paying the loan capital, or terminate this Loan Contract, and the responsibilities or losses arising therefrom shall be assumed by the Borrower. The Lender shall notify the Borrower of the cancellation of this Contract. The objection period of the Borrower is five working days, starting from the date when the cancellation notice has been delivered to the Borrower in the manner agreed herein. If the Borrower has no objection, this Contract will be automatically terminated after the expiration of the objection period. If the Borrower has objections but both parties still fail to reach a solution through negotiation within five working days after the expiration of the objection period, the Lender has the right to collect the loan in advance according to this Contract.

V. Upon review by the Lender, if the Borrower meets the conditions precedent for withdrawal agreed herein, the Lender shall pay the loan capital in accordance with Article 7 hereof.

Article 7 Account Monitoring and Payment of the Loan Capital

I. Account Monitoring

According to the relevant laws and regulations and requirements of regulatory policies in China, the Borrower shall make a commitment that it has met the conditions precedent for withdrawal agreed herein before applying for the loan, and that it accepts the Lender’s supervision on the use of the loan capital for the agreed purposes. The Lender has the right to monitor the basic deposit account, general deposit account and special deposit account opened by the Borrower, and supervise and control the extension, payment and repayment of the loan capital in accordance with this Contract.

The Borrower designates the following account as the special fund recovery account, and shall provide the information about the fund flow of the account in a timely manner:

Account name: Hubei ECARX Technology Co., Ltd.       Account number: ____[***]_______

Account opening bank: sub-branch of Industrial Bank in Wuhan Economic and Technological Development Zone

The Lender may negotiate with the Borrower to enter into a separate account management agreement according to the Borrower’s credit status and financing status, defining the management of the recovery fund flow in the designated account. The Lender has the right to take back the loan in advance according to the Borrower’s fund recovery status.

II. Payment of the loan capital

(i) The Lender has the right to manage and control the payment of the loan capital through designated payment by the Lender or self-payment by the Borrower.

1. The “designated payment” by the Lender means that the Borrower authorizes the Lender to pay the loan capital to the Borrower’s counterparties for the purposes agreed herein.

For the designated payment by the Lender, before the extension of the loan capital, the Borrower shall provide the relevant transaction documents in conformity with the purposes agreed herein, and the loan capital will be promptly paid to the Borrower’s counterparties through its account after being reviewed and approved by the Lender.

For the designated payment by the Lender, after the loan capital is paid to the Borrower’s counterparties, if the loan capital is returned due to the revocation, cancellation, or invalidity of the underlying transaction contract, the Lender has the right to collect the loan in advance for the returned loan capital as agreed in Article 12 of this Contract.

2. The “self-payment” by the Borrower means that after the Lender issues the loan capital to the Borrower’s account, the Borrower voluntarily pays to its counterparties who meet the purposes agreed herein.

For the self-payment by the Borrower, the Borrower shall report the payment of the loan capital to the Lender on a regular basis, and the Lender has the right to inspect whether the loan payment meets the agreed purposes by means of account analysis, voucher inspection, on-site investigation, etc.

(ii) Designated payment

The payment of the loan capital under one of the following circumstances shall be implemented through the designated payment by the Lender:

1. The credit business relationship between the Borrower and the Lender is newly established, and the Borrower’s internal rating in the Lender is below B3 (inclusive). “Newly established credit business relationship” means that the Lender and the Borrower have established a credit business relationship for the first time or have not had a credit business relationship within 2 years:

2. Working capital loan for replacement;

3. The payment object is clear or the amount of a single payment exceeds RMB10 million (inclusive) (the foreign currency loan shall be converted at the intermediate price announced by the Lender on the payment date);

4. Others: _____/ _______________.

(iii) During the extension and payment of the loan, if the Borrower is under the following circumstances, the conditions for the extension and payment of the loan shall be supplemented as required by the Lender, and the Lender has the right to adopt stricter conditions for the extension and payment of the loan, as well as to stop the extension and payment of the loan capital, and take corresponding measures as agreed in the second paragraph of Article 14 hereof:

1. The credit standing is decreased;

2. The profitability of main business is not strong;

3. The use of loan capital is abnormal;

4. Other circumstances considered by the Lender.

Article 8 Repayment of Principal and Interest of the Loan

I. The principal of the loan hereunder shall be repaid by the following method (2):

(1) If the principal of the loan is repaid in installments, the amount and date of principal repayment are as follows:

/ month / day, / year/repayment of / million; / month / day, / year/repayment of / million;

/ month / day, / year/repayment of / million; / month / day, / year/repayment of / million;

/ month / day, / year/repayment of / million; / month / day, / year/repayment of / million;

/ month / day, / year/repayment of / million; / month / day, / year/repayment of / million;

__/ _______.

If the Lender adjusts the loan installment plan, the date and amount of the loan installment repayment agreed in this Article remain unchanged, and the Borrower shall repay the principal of the loan on schedule.

(2) The principal of the loan is repaid in one lump sum on its maturity date.

(3) Other repayment methods of the principal of the loan: _____/ __________.

II. The Borrower shall fully repay the principal and interest of the loan hereunder on time to the Lender on the repayment date and interest payment date as agreed herein.

III. If the repayment date is not a business day of the Lender, the repayment shall be postponed to the next business day, and the non-business day of the Lender will be included in the actual number of days occupied by the loan. When the Borrower repays the principal of the final installment, the interest shall be settled with the repayment of principal, and such repayment shall not be constrained by the interest payment date agreed in Article 5 hereof.

IV. If the loan hereunder fails to be repaid on time and needs an extension repayment, the Borrower shall submit a written extension application for the loan to the Lender 10 working days before the loan maturity date. Upon approval by the Lender, the two parties shall sign the Loan Extension Contract as a supplementary contract hereto.

V. Prepayment

The Borrower shall repay the principal and interest of the loan on the date agreed herein.

If the Borrower requires to partially or fully repay the principal and interest of the loan in advance, it shall notify the Lender in writing 10 working days in advance, and obtain the written consent of the Lender. With the written consent of the Lender, after repaying part of the principal and interest of the loan in advance, the Borrower shall negotiate with the Lender to determine the number of repayment installments, repayment time and repayment amount thereafter. The interest of the loan principal that has been repaid in advance shall be charged according to the actual use period and the lending rate agreed herein. The Lender will not adjust the interest of the loan accrued and settled before the prepayment.

If the Borrower requires a prepayment, the Lender has the right to require the Borrower to pay the liquidated damages based on 0.05 % of the amount of the prepayment. If the Borrower is a small- or micro-sized enterprise as defined by the regulations and policies in China, the liquidated damages will not be charged.

VI. If the Borrower fails to perform its obligations as agreed herein, the Borrower hereby irrevocably authorizes the Lender to directly deduct and collect money from any accounts opened by the Borrower in the Lender and all branches and subsidiaries of Industrial Bank without going through judicial proceedings. The deduction and collection include but are not limited to the principal and interest of the loan (including principal, interest, penalty interest, compound interest), liquidated damages, damages, and expenses of the Lender to realize its creditor’s rights. The Borrower agrees that the Lender has the right to decide the specific order of deduction. If the currency of the money in the account is inconsistent with the currency of the loan, the Lender has the right to deduct the money by converting it into the currency of the loan according to the intermediate price announced by the Lender on the deduction date. If any account herein involves products such as wealth management products or structured deposits, the Borrower hereby irrevocably authorizes the Lender to directly initiate a redemption application for the relevant products or take other necessary measures to ensure the successful deduction of the above-mentioned money, and the Borrower shall provide any necessary cooperation.

Article 9 Guarantee

I. The guarantee contracts of this Contract include but are not limited to the following contracts:

(i)  _/___ (name of this Contract), No.: _/___ , with the guarantee method of __/__ , and __/_ as the guarantor;

(ii)  /___ (name of this Contract), No.: _/___ , with the guarantee method of __/__ , and __/__ as the guarantor;

(iii) _/___ (name of this Contract), No.: _/___ , with the guarantee method of __/__ , and __/__ as the guarantor;

(iv) _/___ (name of this Contract), No.: _/___ , with the guarantee method of __/__ , and __/__ as the guarantor;

(v) _/___ (name of this Contract), No.: _/___ , with the guarantee method of __/__ , and __/__ as the guarantor;

(vi) _/___ (name of this Contract), No.: _/ ___, with the guarantee method of __/__ , and __/__ as the guarantor;

II. In addition to the above-mentioned signed guarantee contracts, in the event of exchange rate fluctuations or any other event that the Lender considers may affect the Borrower’s or the Guarantors’ capabilities to perform the Contract, the Lender has the right to require the Borrower to supplement the security deposit or provide new guarantees, and to enter into relevant guarantee contracts. The Borrower shall cooperate with the Lender as required.

III. Before completing the signing of guarantee contracts hereunder and the guarantee procedures, the Lender has the right to temporarily refrain from performing all obligations hereunder, such as the extension of the loan.

Article 10 Rights and Obligations of Both Parties

I. Rights and obligations of the Lender

(i) Rights of the Lender:

1. The right to require the Borrower to repay the principal and interest of the loan on schedule;

2. The right to require the Borrower to provide various information related to the loan;

3. The right to understand the Borrower’s production, operation and financial status;

4. The right to supervise the Borrower’s use of the loan for the purposes agreed herein;

5. The right to supervise the use of the loan and propose requirements;

6. If the Borrower owes the Lender’s multiple debts that are the same type, and the payment of Borrower is insufficient or may be insufficient to repay all debts, the Lender has the right to decide the specific repayment or deduction order at the time of repayment;

7. The right to directly deduct the principal and interest of the loan (including principal, interest, penalty interest, compound interest), liquidated damages, damages, and expenses of the Lender to realize its creditor’s rights from any account opened by the Borrower in the Lender and all branches and subsidiaries of Industrial Bank without going through judicial proceeding. The Borrower agrees that the Lender has the right to decide the specific order of deduction. If the currency of the money in the account is inconsistent with the currency of the loan, the Lender has the right to deduct the money by converting it into the currency of the loan according to the intermediate price announced by the Lender on the deduction date; if any account herein involves products such as wealth management products or structured deposits, the Borrower hereby irrevocably authorizes the Lender to directly initiate a redemption application for the relevant products or take other necessary measures to ensure the successful deduction of the above-mentioned money;

8. The Lender has the right to transfer all or part of the creditor’s rights and security interests hereunder to third parties at any time without the Borrower’s consent; If the Lender transfers the loan and security interests hereunder, the Borrower still assumes all obligations hereof;

9. If the Borrower fails to repay the principal and interest of the loan as agreed herein, or fails to implement the repayment of the principal and interest, or violates any obligations agreed herein, the Lender has the right to report and disclose the Borrower’s default and untrustworthiness information to the People’s Bank of China and the credit agencies and credit reporting systems established or approved by the People’s Bank of China, or the Banking Association, banking supervisory agencies, or other administrative/judicial/supervisory departments and the information management systems or news media established or recognized by these departments, and to take legal measures, such as collection, litigation, arbitration, or applying to notary authorities for enforcement certificates. At the same time, the Lender may take or jointly take joint untrustworthy punishment and rights protection measures with other banking financial institutions, such as reducing or stopping the credit, stopping opening new settlement accounts, and stopping processing the credit card for the legal representative of the Borrower/the Borrower;

10. The right to unilaterally decide to collect the loan in advance according to the Borrower’s fund recovery status;

11. In the event of exchange rate fluctuations and other circumstances that the creditor considers may affect the safety of its claims, the debtor is obliged to supplement the pledge such as security deposits as required by the creditor, or implement other risk mitigation measures approved by the creditor;

12. The right to enjoy other rights agreed by laws, regulations and rules or agreed herein.

(ii) Obligations of the Lender:

1. Issuing and paying the loan capital as agreed herein;

2. Keeping confidential of the Borrower’s debts, finance, production and operation status, except for the following circumstances:

(1) Provisions of laws and regulations;

(2) Regulations or requirements of regulatory authorities;

(3) Disclosure to the Lender’s partners.

II. Rights and obligations of the Borrower

(i) The Borrower has the following rights:

1. The right to fully withdraw and use the loan as agreed herein;

2. The right to require the Lender to assume confidentiality obligations for the information provided as agreed herein.

(ii) Obligations of the Borrower

1. Truthfully providing the documents required by the Lender, including all opening banks, account numbers, and balances of deposits and loans, and cooperating with the Lender’s investigation, review and inspection;

2. Accepting the Lender’s supervision or inspection on the use of credit funds and related production, operation and financial activities, and taking reasonable resolution measures for the Lender’s suggestions or requirements in a timely manner;

3. Using the loan according to the purposes agreed herein. The loan shall not be used for other purposes, and the Borrower shall guarantee not to use the loan for fixed asset investment; the loan shall not be used in the production/operation fields and purposes prohibited by China; the loan shall not be used for equity investment; the loan shall not be used for purchasing and selling securities, futures, real estate, etc.; the loan shall not be used for engaging in inter-enterprise mutual lending activities and other illegal activities restricted by China; the loan shall not be squeezed or misappropriated by other methods;

4. Accepting the Lender’s monitoring of the Borrower’s account and the Lender’s management of the loan capital payment according to Article 7 hereof.

5. The Borrower should repay the principal and interest in full on time as required by this Contract;

6. Without the written consent of the Lender, the Borrower should not transfer the debt under this Contract to any third person in whole or in part;

7. The Borrower should not reduce the registered capital in any way; and should not extend the time limit for subscription of the registered capital, without the written consent of the Lender;

8. In case of a merger, separation, equity transfer, external investment, substantial increase of debt financing and other major issues in respect of the Borrower, the Borrower should notify the Lender thereof in writing at least 30 working days in advance, should seek the written consent of the Lender, and should actively implement the measures under this Contract to guarantee that the borrowing principal and interest are repaid in full on time, as required by the Lender. The aforementioned major issues include but are not limited to:

(1) applying to a bank or other third parties for borrowing or debt, or providing any loan to a third party, or substantially increasing the debt financing by providing guarantee for a third party’s debt, etc., which affects or may affect the repayment of borrowing principal and interest;

(2) a material change in equity or an adjustment to the mode of business operation (including but not limited to the signing of a joint venture or partnership contract with a foreign-owned enterprise or an enterprise from Hong Kong, Macao or Taiwan; cancellation, closure, shutdown, switch to other production; separation, combination, merger, takeover; reorganization, incorporation, or restructuring into a joint stock company; external investment; becoming a shareholder of, or investing in, a joint stock company or investment company, with fixed assets such as buildings or machinery equipment, or with intangible assets such as trademarks, patents, know-how or land use right, conducting an equity or management right transaction by means of lease, contract, joint venture, trusteeship, etc.);

(3) change of 10% or more of equities (including but not limited to transfer, trusteeship, escrow, pledge of equity, etc.)

9. In case of the occurrence or possible occurrence of any of the following, the Borrower should notify the Lender thereof in writing, within seven working days from the date thereof, and should actively implement the measures under this Contract to guarantee that the borrowing principal and interest are repaid in full on time, as required by the Lender:

(1) a material financial loss, loss to assets or other financial crisis;

(2) a shutdown, revocation or cancellation of the business license, application for bankruptcy by the Borrower or other applicant, dissolution, etc.;

(3) a material crisis in the operation or finance of the controlling shareholder or any other affiliate of the Borrower, which affects the normal operation of the Borrower;

(4) any change of any of the legal representative, directors or senior management of the Borrower, which affects the normal operation of the Borrower;

(5) a change of 10% or more of the equities of the guarantor (including but not limited to transfer, trusteeship, escrow, pledge of equity, etc.);

(6) any material related-party transaction between the Borrower and its controlling shareholder and any other affiliate, affecting the normal operation of the Borrower;

(7) any lawsuit, arbitration or criminal or administrative punishment, which has a material adverse impact on the operation or property of the Borrower; and

(8) other major issues that may affect the solvency of the Borrower.

10. At the request of the Lender (which request should be communicated to the Borrower in advance in a reasonable manner, unless it’s unnecessary to notify the Borrower thereof in advance, due to the occurrence of default or potential default or in a specific environment), during the normal office hours, the Borrower should allow the delegate of the Lender to:

(1) visit the place where the Borrower conducts business activities;

(2) check the premise, facilities, factory and equipment of the Borrower;

(3) make enquiries for the Borrower’s books and records and all the other records;

(4) ask any of the employees, agents, contractors or subcontractors of the Borrower who know or may know the relevant information the Lender requires.

11. The Borrower guarantees that it will maintain its current assets, the net value of its assets, asset liability ratio, liquidity ratio and other financial positions within the following ranges as required by the Lender: __/___ .

12. The Borrower should sign for the letter of collection or the document on collection sent by the Lender to the Borrower or served by other means, and hand over the receipt to the Lender.

Article 11 The Borrower’s statement and commitment

The Borrower voluntarily makes the following statement and commitment, and bears the legal liability for the truth of the contents thereof:

I. The Borrower is a legal entity incorporated and validly existing under the laws of the People’s Republic of China, and has the full capacity for civil conduct. The Borrower guarantees that it will provide the relevant proofs, licenses, certificates and other documents required by the Lender, at the request of the Lender.

II. The Borrower is able enough to perform all of its obligations and responsibilities under this Contract, and neither a change of order or financial position nor any agreement signed with any entity will diminish or exclude the Borrower’s responsibility for paying off the debt.

III. The Borrower has been fully empowered to and has the legal right to sign this Contract, has obtained all the internal approval and authorization and gone through all the other relevant internal formalities, which are necessary for signing and fulfilling this Contract, and has obtained all the approval, registration, authorization, consent, license of, and gone through all the other relevant formalities with, any government department or other authorities, which are necessary for signing and fulfilling this Contract. And all the approval, registration, consent, license, authorization and other relevant formalities necessary for signing of this Contract are kept fully legal and effective.

IV. The signing of this Contract by the Borrower fully complies with the relevant articles of association, internal decisions and resolutions of the board of shareholders and the board of directors of the Borrower, and the Borrower makes a commitment that such internal decisions and resolutions of the board of shareholders and the board of directors fully comply with the provisions of national laws and regulations and the articles of association, and that none of them is ineffective, invalid or revocable. This Contract is not in conflict with or in violation of any articles of association, internal decisions, resolutions of the board of shareholders and the board of directors, and policies of the Borrower.

V. The signing and performance of this Contract are based on the true intention of the Borrower. The debt financing complies with the requirements of laws and regulations, and the signing and performance of this Contract don’t violate any provisions of laws, regulations, rules or contracts binding upon the Borrower. This Contract is legal, valid and enforceable. If a defect of the Borrower’s right at the time of signing and performance of this Contract invalidates this Contract, the Borrower will immediately compensate the Lender for all losses unconditionally.

VI. All the documents, financial statements and other information provided to the Lender by the Borrower under this Contract are true, complete, accurate and effective, and the Borrower will constantly maintain all financial indicators required by the Lender.

VII. The Borrower agrees that the borrowing business under this Contract is bound by the provisions, convention and practices of the Lender. The Lender should have the right to recover the loan in advance according to the condition of the withdrawal of the Borrower’s funds.

VIII. If the types of the multiple debts lent by the Lender to the Borrower are the same, and the Borrower fails to repay the debts in full or may fail to pay off all the debts, the Lender will determine the specific order of the payoff of debts or the deduction.

IX. If the Borrower fails to perform its obligations according to the provisions of this Contract, the Borrower hereby authorizes the Lender to directly deduct the borrowing principal and interest (including the principal, interest, default interest and compound interest), liquidated damages, damages, expenses of realization of creditor’s right by the Lender, etc. from any account opened with any of the Lender and all branches and subsidiaries of Industrial Bank Co., Ltd. by the Borrower, without going through the judicial process, and the Borrower agrees that the Lender should have the right to determine the specific order of the deduction. If the currency of funds in the account differs from that of the borrowing, the Lender should have the right to convert it at the middle rate announced by the Lender on the day of deduction for the deduction. If any account mentioned in this article involves any finance product, structural deposit or some other product, the Borrower hereby irrevocably authorizes the Lender to directly apply for redemption of the relevant product or to take some other necessary measure on behalf of the Borrower, so as to ensure that the Lender deducts the aforementioned expenses smoothly, and the Borrower should be cooperative as necessary.

X. If the Borrower submits any document on a specific transaction to the Lender for review, before or after the signing of this Contract, the Borrower should guarantee the authenticity of all such documents, and the Lender will just decide on the apparent authenticity of such transaction documents, and will not participate in or know the substance of the specific transaction in which the Borrower participates, nor take any responsibility for such transaction.

XI. The Borrower confirms that except for the situations that have been disclosed to the Lender in writing, it does not hide any of the following, which has occurred or will immediately occur and may cause the Lender to disapprove the issue of borrowing under this Contract:

(1) the Borrower assumes a debt and contingent liability, including but not limited to the mortgage, pledge and lien of the Borrower’s assets or revenue and other debt burden on the same, which haven’t been disclosed to the Lender;

(2) the Borrower or any of its major managers is involved in a material violation of discipline or law, or a claim against the Borrower for compensation;

(3) the Borrower is in violation of the contract on the creditor’s right and debt between the Borrower and any other creditor;

(4) there is no lawsuit, arbitration or administrative punishment against the Borrower or its property that has occurred, is pending or may occur to the knowledge of the Borrower, and there is no liquidation or discontinuation of business or other similar procedures against the Borrower, applied for by the Borrower positively or a third party;

(5) other situations that may affect the Borrower’s financial position or solvency.

XII. The Borrower makes a commitment that it will use the borrowing for the purpose specified by this Contract, and will not use the same for any other purpose or any purpose in violation of the agreed intent of this Contract instead. The Borrower will accept and be cooperative in the management of payment from borrowing, post-loan management and the relevant examination by the Lender, and be cooperative in the supervision, examination and check of the use of borrowed funds by the Borrower and of the Borrower’s production and operation, financial activities, material inventory, assets and liabilities, bank deposit, cash, etc. by the Lender, or other requirements the Lender deems necessary or appropriate.

XIII. A full and effective guarantee recognized by the Lender or a guarantee deemed as appropriate and acceptable by some other lender should be provided. If any guarantee under this Contract involves the real estate mortgage, the Borrower should perform the obligation to inform the Lender thereof in a timely manner, when it knows that the real estate mortgaged will be subject to demolition. If the compensation for demolition of the real estate mortgaged is in the form of exchange of the property right, the Lender should have the right to require the Borrower to pay off the debt in advance, or to require another collateral and sign a new mortgage agreement, under which the guarantee should be provided by a guarantor eligible for guarantee, after the loss of the original mortgaged real estate and before the registration of the new collateral. If the compensation for demolition of the real estate mortgaged is in the form of compensation, the Borrower should require the mortgager to continue to provide guarantee for the principal creditor’s right by means of a special security deposit account opened, a deposit receipt, etc. in connection with the compensation for demolition.

XIV. The Borrower should not reduce the registered capital in any way. Without the written consent of the Lender, the Borrower should not transfer the debt under this Contract to a third person in part or in whole. Without the written consent of the Lender, the Borrower should not pay off any debt owed by the Borrower to any other creditor (except for the other branches of Industrial Bank Co., Ltd.) in advance, before it pays off all the debt under this Contract.

XV. The Borrower should notify the Lender of any material adverse event that affects the Borrower’s solvency in a timely manner, and should seek the Lender’s written consent, before carrying out any merger, separation, equity transfer, external investment, substantial increase of debt financing, or other major issue.

XVI. In case of any litigation, arbitration or other dispute between the Lender and the Borrower or any third party associated with the Borrower as a result of the fulfillment of the Lender’s obligations under this Contract, forcing the Lender to be involved in the dispute between the Borrower and any third party, the Borrower should be responsible for the litigation or arbitration fee, attorney fee and other fees paid by the Lender therefor.

XVII. The settlement business under this Contract should be handled by the Borrower through the settlement account opened with the Lender.

XVIII. The Borrower makes a commitment that the information about it announced through the National Enterprise Credit Information Publicity System is true, complete, legal and effective, that it constantly agrees that the Lender can make enquiries for information in the system, which is announced or not announced at the option of the enterprise. If the Lender requires the capital verification, the Borrower will agree to have its capital verified according to the requirements of the Lender and to provide a capital verification report issued by a professional institution.

XIX. The Borrower hereby makes a statement that the Lender is empowered to conduct a necessary investigation of the Borrower’s credit, including making enquiries for information about the Borrower’s credit in the basic database of financial credit information set up by the state, in accordance with the national laws and regulations as well as the relevant policies, that the Lender can submit information about credit to the national basic database of financial credit information, as required by the People’s Bank of China for credit of enterprises and individuals, and that lawful enquiries for relevant information are allowed within the empowerment scope.

XX. The Borrower hereby declares and authorizes that the Lender has the right to submit the information related to this Contract and other relevant information to administrative, judicial, and supervisory departments, banking regulators, and banking associations and the information management systems established or recognized by them according to the needs of relevant information management work of the aforesaid departments and institutions, and hereby allows legitimate query of the relevant information.

XXI. In case of the Borrower’s breach of this Contract or circumstances that may endanger the Lender’s realization of its creditor’s rights, the Lender shall have the right to require accelerated maturity of the subscribed capital contribution obligations of the Borrower’s shareholders, and the Borrower promises that its shareholders shall subscribe for capital as required by the Lender in a timely manner. The Lender is entitled to require the Borrower and its shareholders not to receive dividends.

XXII. The Borrower promises that the transaction background of the loan business is true and legal, and there is no money laundering or other illegal purposes.

XXIII. The Borrower hereby irrevocably promises that, in case of breach of any contractual obligation under this Contract, the Lender may submit and disclose the Borrower’s breach information and untrustworthiness information to the People’s Bank of China and the credit agencies and credit reporting systems established or approved by the People’s Bank of China, or the banking association, banking regulatory authority, or other administrative, judicial, and supervisory departments and the information management systems established or recognized by them, or news media.

In addition, the Borrower irrevocably authorizes relevant banking associations to share the Borrower’s untrustworthiness information among banking financial institutions and even make it known to the public through appropriate means.

The Borrower knows that the Lender has the right to take various measures in accordance with this Contract and that the Lender has the right to take or jointly take untrustworthiness punishment and rights protection measures with other banking financial institutions, such as reducing or stopping the credit, stopping opening new settlement accounts, and stopping processing new credit cards for the legal representative of the Borrower/the Borrower.

XXIV. Other matters stated and promised by the Borrower: ____/ _____.

Article 12 Advance Loan Collection

I. During the borrowing period, in case that the Borrower or the Guarantor (including, but not limited to, the guarantor, mortgagor, or pledgor, similarly hereinafter) is involved in any of the following circumstances, the Lender shall be entitled to unilaterally decide to stop paying the unused loan to the Borrower, and recover part or all of the loan principal and interest in advance; for the installment loans, if the Lender collects the loan in advance for one installment in accordance with the Contract, the other undue loans shall be deemed matured in advance:

(I) False materials are provided or important operating financial facts are concealed, or any certificate and document submitted to the Lender or any statement or commitment in Article 11 of this Contract is proved to be untrue, inaccurate, incomplete, or deliberately misleading;

(II) The original purpose of the loan is changed without the written consent of the Lender, and the loan is misappropriated or used to be engaged in illegal or rule-breaking transactions;

(III) A false contract with a related party is used to discount or pledge creditor’s rights such as notes receivable and accounts receivable without actual trade background to the Lender to obtain the Lender’s capital or credit;

(IV) Refusing to accept the Lender’s supervision and inspection of the use of its credit funds and relevant operation and financial activities;

(V) Material events such as merger, separation, acquisition, reorganization, share transfer, foreign investment, substantial increase in debt financing, etc., that the Lender believes may affect the security of the loan;

(VI) Intentionally evading the creditor’s rights of the Lender through related-party transactions;

(VII) The credit status has deteriorated, and the solvency (including the contingent liabilities) is significantly weakened;

(VIII) The Borrower or its associated enterprise and the Guarantor or its associated enterprise are involved in cross defaults as agreed in Article 15 of this Contract;

(IX) The Borrower fails to repay the principal and interest of the loan under the Contract on schedule;

(X) The Borrower ceases to repay its debts, or is unable to or indicates that it is unable to repay its maturing debt;

(XI) The Borrower’s business is suspended or closed, or the Borrower is declared bankrupt or dissolved, or its business license is canceled or revoked, or its financial condition is deteriorating, etc.;

(XII) The Borrower fails to perform the obligations agreed in Articles 10 and 13 of this Contract and other obligations agreed in this Contract, or the Guarantor fails to perform the obligations agreed in the guarantee contract;

(XIII) The value of the collateral and pledged property used for security has been or may be significantly reduced, or the pledged right must be realized before the maturity of the loan;

(XIV) The Borrower’s or Guarantor’s legal representative, main individual investors, directors, supervisors, and senior executives have changed or disappeared abnormally, or have been investigated or restricted by judicial authorities according to law, which has affected or may affect the performance of obligations under this Contract;

(XV) The Borrower/Guarantor or their controlling shareholders, actual controllers, or affiliates are involved in major litigation, arbitration, or other disputes, or their major assets have been sealed up, frozen, deducted, or enforced or other measures with similar effects are taken, which may endanger or damage the interests of the Lender;

(XVI) The events otherwise agreed in this Contract, or the Borrower’s fund recovery status, or other events that endanger or damage or may endanger or damage the interests of the Lender.

II. In case of the above-mentioned advance loan collection, the Lender may unilaterally decide whether to grant the Borrower a certain grace period according to the Borrower’s production and operation situation, financial status, and fund recovery status. Where the Lender grants the Borrower a grace period, but the Borrower fails to take remedial measures or the remedial measures taken cannot meet the Lender’s requirements within the grace period, the Lender shall have the right to unilaterally decide to collect the loan in advance; the Lender may also directly decide to collect the loan in advance without giving the Borrower a grace period.

III. In case that the loan is collected in advance, the Lender shall be entitled to take corresponding measures in accordance with the provision in paragraph 2 of Article 14 hereof.

Article 13 The Borrower’s Obligation to Disclose Material Transactions and Events to the Lender

I. The Borrower shall report to the Lender in writing its material transactions and events in a timely manner.

II. Where the Borrower is a group customer, the Borrower shall report to the Lender the related-party transactions of more than 10% of the Borrower’s net assets in time in accordance with relevant provisions, including, but not limited to:

(I) The association relationships of the parties to the transaction;

(II) Transaction items and transaction nature;

(III) The amount of the transaction or the corresponding proportion;

(IV) Pricing policy (including transactions with no amount or only a symbolic amount).

III. In case of a major change in the basic conditions of the Contract that cannot be foreseen at the time of signing the Contract and that is not a commercial risk, with renegotiation needed, the Lender shall be notified in time within three working days after the change takes place.

Article 14 Liability for Breach of Contract

I. After this Contract takes effect, both the Borrower and the Lender shall perform the obligations agreed in this Contract. If either party fails to perform or fails to fully perform its obligations stipulated in this Contract, it shall bear the corresponding liabilities for breach of contract.

II. If the Borrower fails to use the loan for the purpose agreed herein, fails to pay the loan fund in the agreed manner, fails to comply with the statement and commitment, distorts the information in the loan application document, breaks through the agreed financial indicators, gets involved in a major cross default event, or fails to perform any other provision of this Contract, the Lender shall have the right to take one or more of the following measures:

(I) Require remedying the breach of contract within a time limit;

(II) Stop issuing the loan that has not been issued hereunder and stop paying the loan funds that have not been paid hereunder;

(III) Require the Borrower to supplement the loan issuance and payment conditions that meet the Lender’s requirements or cancel the Borrower’s use of the loan in the form of “self-payment”;

(IV) Unilaterally decide early maturity of the debt in whole or in part;

(V) Unilaterally terminate or cancel this Contract, and require the Borrower to repay the principal and interest of the matured or undue loan and pay or compensate for the relevant losses;

(VI) If the loan is overdue, require the Borrower to pay the penalty interest for the overdue loan; if the Borrower misappropriates the loan, require the Borrower to pay the penalty interest for misappropriation; require the Borrower to pay the compound interest of the unpaid interest (including the interest before and after the maturity of the loan, the penalty interest for misappropriation, and the penalty interest for the overdue loan);

(VII) Require the Borrower to add or replace the Guarantor, collateral, and pledged property/pledge rights;

(VIII) Enforce or realize the rights under any security in respect of the loan;

(IX) Directly deduct a sum of money from any account opened by the Borrower with the Lender or any branches and subsidiaries of Industrial Bank without going through judicial procedures, or entrust the Borrower’s bank of deposit to deduct a sum of money from its account, including, but not limited to, the loan principal and interest (including the principal, interest, penalty interest, and compound interest), liquidated damages, damages, expenses for the Lender to realize its creditor’s rights, etc,; the Borrower agrees that the Lender has the right to determine the specific deduction order, and, if the currency of the money in the account is inconsistent with that of the loan, the Lender has the right to convert it into the loan currency for deduction according to the intermediate price published by the Lender on the day of deduction; where any account specified in this paragraph involves financial products or structured deposits, the Lender has the right to directly initiate the redemption application of relevant products or take other necessary measures on behalf of the Borrower to ensure that the Lender can smoothly deduct the above sum of money;

(X) Bring a lawsuit or arbitration or apply to a notary office to issue an execution certificate, requiring the Borrower to repay the principal and interest of the loan, and the expenses for the Creditor to realize the creditor’s rights shall be borne by the Borrower;

(XI) The Lender has the right to seize or retain any movable or immovable property, or tangible or intangible property of the Borrower under the control and possession of the Lender or take other measures as the Lender thinks appropriate;

(XII) The Lender has the right to submit and disclose the Borrower’s breach information and untrustworthiness information to the People’s Bank of China and the credit agencies and credit reporting systems established or approved by the People’s Bank of China, or the banking association, banking regulatory authority, or other administrative, judicial, and supervisory departments and the information management systems established or recognized by them, or news media, and may also take or jointly take untrustworthiness punishment and rights protection measures with other banking financial institutions, such as reducing or stopping the credit, stopping opening new settlement accounts, and stopping processing new credit cards for the legal representative of the Borrower/the Borrower;

(XIII) Other measures stipulated by laws and regulations or agreed in this Contract or deemed appropriate by the Lender.

III. Where the Lender fails to provide the loan according to the agreed date and amount and causes losses to the Borrower, it shall compensate the Borrower for the direct economic losses caused thereby, provided that the conditions precedent to withdrawal and the payment conditions of the loan fund agreed in this Contract are satisfied. However, in any case, the Lender shall not be liable for compensation for any foreseeable or unforeseeable indirect losses incurred by the Borrower.

IV. During the performance of this Contract, the Lender shall not be liable for any error in the designated payment by the Lender, delay in payment, self-payment by the Borrower in violation of this Contract, or other losses caused by the untruth, inaccuracy, incompleteness, or other defects of the materials provided by the Borrower.

V. The Lender shall not be liable for any loan granting and payment disputes or other losses arising from the freezing of the loan granting account or the payment object account agreed herein or other reasons.

VI. If the Guarantor (i.e. the guarantor, mortgagor, or pledgor) hereunder is involved in any of the following events, the Lender shall be entitled to take measures in accordance with paragraph 2 of this Article:

(I) The guarantor fails to perform the provisions of the guarantee contract, or its credit status deteriorates, or other events that weaken its guarantee capacity take place;

(II) The mortgagor fails to perform the provisions of the mortgage contract, or intentionally damages the collateral, or the value of the collateral may be or has been significantly reduced, or other events that damage the mortgage right of the Lender occur;

(III) The pledgor fails to perform the pledge contract, or the value of the pledged property has been or may be significantly reduced, or the pledged right must be realized before the loan is repaid, or other events that damage the Lender’s pledge rights occur.

Article 15 Cross Default

In case of any of the following circumstances that occur to the Borrower or its associated enterprises and the Guarantor or its associated enterprises, the Borrower shall be deemed to have breached the Contract at the same time, and the Lender shall have the right to collect the loan in advance in accordance with Article 12 herein and require the Borrower to bear the liability for breach of contract in accordance with Article 14 herein:

(I) Any loan, financing, or debt is or may be in default or is declared to be premature;

(II) Any guarantee or similar obligations have not been performed, or there is a possibility of non-performance;

(III) Non-performance or breach of legal documents or contracts related to debt guarantee and other similar obligations, or a possibility of non-performance or breach;

(IV) There is or will be inability to pay off matured debts or matured loans/financing;

(V) It has been declared or is about to be declared bankrupt through legal proceedings;

(VI) Its assets or properties are transferred to other creditors;

(VII) Other circumstances that endanger the security of the loan principal and interest under this Contract.

Article 16 Continuity of Obligations

All obligations of the Borrower hereunder shall be continuous and fully and equally binding on its successors, agents, receivers, assignees, and its entities upon merger, reorganization, or name change.

Article 17 Accelerated Maturity of Principal and Interest

The Borrower agrees that, once the Borrower fails to perform the statement and commitment in Article 11 herein or fails to perform any of its obligations hereunder, the Lender shall be entitled to decide that any other obligation of the Borrower to the Lender, including the repayment obligations of all the principals and interests (including the penalty interest and compound interest) due and undue hereunder, will immediately expire.

Article 18 Right of Subrogation

The Borrower hereby specifically declares that, regardless of whether the creditor’s right of the Lender has expired, the limitation of action for the creditor’s right of the Borrower or the subordinate right related to such creditor’s right is about to expire or the credit of bankruptcy is not declared in time, or the Borrower breaches the contract or is unable to repay the Lender’s advances (including, but not limited to, the principal, interest, and expenses) due for repayment, or other circumstances that affect the realization of the creditor’s right of the Lender, for any creditor’s rights, accounts receivable, and other property rights and interests owned by the Borrower against a third party and the subordinate rights related to the foregoing rights, the Lender shall be entitled to exercise the right of subrogation, including, but not limited to, subrogating to request the Borrower’s counterparty to perform the contract, report to the bankruptcy administrator, or take other necessary actions for the Borrower, and the Borrower shall waive all defenses.

Article 19 Law Application, Jurisdiction, and Dispute Resolution

I. The conclusion, effectiveness, performance, dissolution, interpretation, and dispute settlement of this Contract shall be governed by the laws of the People’s Republic of China (for the purpose of this Contract, excluding the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan).

II. Any dispute arising from this Contract shall be settled through friendly negotiation between the Borrower and the Lender; in case that friendly negotiation fails, both parties agree to settle the dispute in the (I) way as follows:

(I) Bring a lawsuit in the People’s Court at the place where the Lender has its domicile.

(II) Apply to /__ Arbitration Committee for arbitration; the arbitration rules in force at the time of arbitration of the Arbitration Committee shall apply to resolve the dispute. To the extent permitted by the arbitration rules, both parties agree to use the summary procedure for trial. The arbitration award is final and binding upon both parties. The venue of the arbitral tribunal shall be / __.

(III) Other ways: / __.

III. During the period of dispute, the provisions of this Contract that do not involve the dispute shall still be performed.

Article 20 Document Exchange, Communication, and Notification

I. The Borrower agrees and confirms that the following addresses shall be used as the addresses for service of notices under this Contract and relevant litigation (arbitration), notarization and other legal documents in case of disputes (including, but not limited to, all kinds of notices and documents of the contracting parties; the indictments (or arbitration applications) and evidences, summons, notices of response to litigation, notices of proof, notices of court session, payment orders, judgments (awards), rulings in writing, conciliation documents, notices of enforcement, notices of deadline for performance, and other legal instruments of litigation or arbitration hearings, the procedure for realizing security interest, and the execution stage; various notices and legal instruments served by the notary office), and further agrees that the Lender, notary office, court, and other judicial offices, and other servers of notices and legal instruments have the right to choose paper or electronic means for service, including, but not limited to, e-mail, China Judicial Process Information Online, national unified service platform, local or specialized court network service platform, the server’s electronic network platform and electronic app, etc.:

(I) Addresses of the Borrower:

1. Name of the Borrower: Hubei ECARX Technology Co., Ltd.

Address of the Borrower: Unit B (QDXX-F7B), Building 7, Tus Park, South Taizihu Innovation Valley, Wuhan Economic and Technological Development Zone

Postal code: 430000__ ;          Tel: / __ ;

Contact person: ______.

2. Name of designated receiver (if any): __/____ ;

Address of designated receiver: __/___ ;

Postal code: ___/__ ; Tel: ___/ __.

(II) The Borrower agrees and confirms that any of the following electronic mailing addresses is also a valid address for service:

1. For fax reception, number: __/___ ;

2. E-mail address: __/ ___;

3. SMS, receiving number: __/ ___;

4. WeChat, WeChat number: __/___ ;

5. For QQ reception, number: __/___ ;

6. Other electronic communication addresses: __/ ___.

II. The applicable period of the addresses for service agreed in the first paragraph of this Article includes the non-litigation stage, the first instance, the second instance, the retrial, the execution, the procedures for realizing the real interests for security, the supervision procedure, the compulsory notarization, and all the other stages after the dispute enters the arbitration and litigation procedures. In case of any change to the above addresses for service, the Borrower shall notify the Lender in writing in advance (the arbitral tribunal or court shall also be notified in writing in advance during the litigation or arbitration, and the original notary office shall also be notified in writing if compulsory notarization has been handled) to reconfirm the addresses for service and obtain the receipt. If the notice is not sent in advance, the addresses shall be deemed unchanged, and the corresponding legal consequences shall be borne by the Borrower. The address for service agreed in the first paragraph of this Article shall still be deemed as a valid address for service.

III. Any documents, communications, notices and legal documents, as long as they are sent to any address as agreed in the first paragraph of this Article, shall be deemed to have been served on the following dates (service to the designated recipient shall be deemed as service to the person):

(1) for postal delivery (including express mail service, ordinary mail, and registered mail), the fifth working day after the date of mailing shall be deemed to be the date of delivery;

(2) for fax, e-mail, cellphone message, WeChat, QQ or other electronic mailing addresses, the date of sending shall be deemed to be the date of delivery;

(3) for personal delivery, the date on which the recipient signs the receipt shall be deemed to be the date of delivery. Where the recipient refuses delivery, it is also deemed to be delivered if the delivery person takes pictures and videos to record the delivery process and leaves the document.

IV. In the event that the address for service provided or confirmed by the Borrower is inaccurate or untrue, or that the address for service is not promptly communicated to the other party, the arbitration institution, the people’s court, or the notary office following a change of address for service and results in the failure of delivery, the Borrower shall be liable for any corresponding legal consequences and the delivery shall be deemed to have been made effectively:

(1) for postal delivery, the date of return of the document shall be deemed to be the date of delivery;

(2) for personal delivery, the date on which the delivery is recorded on the certificate of service shall be deemed to be the date of delivery;

(3) for electronic delivery, the date of service shall be deemed to be the date of delivery.

V. The Lender regards the place of domicile specified in the Contract as the address for service. If the Lender delivers a notice by making an announcement on its website, online bank, telephone bank or business outlets, the date on which the announcement is published shall be deemed to be the date of delivery. Under no circumstances shall the Lender be liable for any transmission error, omission or delay in the delivery by mail, fax, telephone or any other communication system.

VI. The Parties agree that their official seals, office seals, special seals for finance, special seals for contract, special seals for sending and receiving and the Lender’s special seal for credit business shall be valid seals for notice or contact, service of legal documents and correspondence between the Parties. All staff members of the Borrower’s unit are the authorized recipients of documents, communications and notices.

VII. This Article shall be deemed as an independent article in the Contract and shall not be affected by the validity of this Contract and other articles hereof.

Article 21 Validity of this Contract and Other Matters

I. The Contract comes into force from the date of signature, seal or fingerprint of contracting parties.

II. During the valid period hereof, any tolerance, grace or delay in exercising its rights and interests as granted by the Lender to the Borrower and Guarantor herein shall not harm, affect or restrict the Lender’s entitlement to all rights and interests in accordance with relevant laws and this Contract, shall not be construed as a waiver of the rights and interests of the Lender hereunder, and shall not affect any obligations of the Borrower hereunder.

III. In the event that the Lender’s performance of the lending obligations as agreed herein does not comply with the laws and regulations or supervision requirements due to changes in national laws and regulations or supervision policies, the Lender has the right to unilaterally terminate the Contract, and announce that all loans issued have matured in advance, and the Borrower shall repay immediately at the request of the Lender. If the Lender fails to perform or fails to perform as agreed in the Contract due to such reasons, the Lender shall not bear any legal liability.

IV. The Lender shall not be liable for any failure to issue loans or process payments on time due to force majeure, communication or network failure, failure of the Lender system, and other reasons but shall promptly notify the Borrower of such failure.

V. The Borrower accepts that the Lender, according to the needs of business management, has the right to authorize or entrust other branches of Industrial Bank to perform the rights and obligations hereunder (including but not limited to: authorize or entrust other branches of Industrial Bank to sign related contracts, etc.), or to assign the loan hereunder into other branches of Industrial Bank for acceptance and management. The above behavior by the Lender does not require consent from the Borrower.

VI. The Borrower agrees that the Lender has the right to unilaterally change and reduce or cancel the amount of unused loans herein based on factors such as the Borrower’s production and operation condition, repayment condition and credit extension in other financial institutions. Where the Lender decides to change and reduce or cancel the amount of unused loans herein, it shall notify the Borrower five working days in advance, without procuring the Borrower’s consent.

VII. In case that at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the other provisions hereof will not in any way be affected or impaired.

VIII. At the Lender’s request, the Borrower has paid close attention to the Important Notes for Signing contained herein, carefully read and fully, accurately understood all the terms and conditions of the rights and obligations of the contracting parties and the Important Notes for Signing. The Lender has provided a full explanation and interpretation of the relevant provisions and personal information processing rules at the request of the Borrower. Both parties have a common understanding of the terms of the Contract and have no objection to the contents of the Contract.

IX. The subtitles hereof are added for reading convenience only and shall not be used for interpretation hereof or for any other purpose.

X. The Annex to this Contract is an integral part of this Contract and has the same legal effect as the body of this Contract.

XI. This Contract is made in four (4) originals. The Lender holds three originals, the Borrower holds one original, and / holds / original with the same legal effect.

Article 22 Notarization and voluntary acceptance of compulsory execution

I. Where a party hereto requests notarization, the other party may agree to notarize the Contract at a notary office prescribed by the State.

II. A contract with compulsory enforcement notarization performed has the effect of compulsory enforcement. When the Borrower fails to fulfill or improperly fulfills its debts or the Lender realizes its creditor’s right agreed herein or stipulated in the laws and regulations, the Borrower agrees that the Lender may apply to the notary office for issuing an enforcement certificate with compulsory enforcement capability, and voluntarily accepts that the Lender may apply for compulsory enforcement measures with the enforcement certificate directly to the people’s court with jurisdiction. The Borrower is aware of the corresponding legal consequences and undertakes not to raise any objection or defense.

III. Both parties agree: prior to the issuance of an enforcement certificate, notarization institutions have the right to use one or more measures of communication, including post, telephone, fax, E-mail, SMS, WeChat, QQ, personal delivery and face-to-face talk, to verify the Borrower’s non-performance or improper performance of indebtedness and other breaches in accordance with the article of Document Correspondence, Communication and Notice stipulated in this Contract. If it is verified by telephone or face-to-face talk, it shall be deemed to have been served at the end of the talk or call; if it is verified by post, fax, E-mail, SMS, WeChat, QQ, personal delivery and other measures, the service date should be in accordance with the article of Document Correspondence, Communication and Notice.

IV. If the Borrower has any objection to the above breach verified in the preceding paragraph, it should provide written proof and sufficient evidence to the notarization institutions within 5 working days of service. In the case of delay to provide proof or a notary office’s determination that the evidence is insufficient to support its claim, the Borrower’s non-performance or improper performance of indebtedness and other breaches will be deemed to be facts, and an enforcement certificate will be issued upon the Lender’s request. Where the notary offices have other provisions on the verification method and the period of proof, such provisions shall govern.

Article 23 Supplementary Provisions

______/______________________________________________

The Lender (official seal): Person-in-charge or authorized person (signature or seal):

The Lender (official seal): Seal of Industrial Bank Co., Ltd. Wuhan Branch Person-in-charge or authorized person (signature or seal):

/s/ Industrial Bank Co., Ltd. Wuhan Branch 35010210026976             /s/ Liu Bingwen

April 22, 2021

The Borrower (official seal): Seal of Hubei ECARX Technology Co., Ltd. Legal representative or authorized person (signature or fingerprint):

/s/ Hubei ECARX Technology Co., Ltd.              /s/ Shen Ziyu

April 22, 2021